DURLAND & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                              232A Royal Palm Way
                           Palm Beach, Florida 33480
                                 (561) 822-9995
                                 Fax: 822-9942

18 June 2001

Chief Accountants Office
US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated 18 June 2001 of EuroSoft Corp., SEC file No. 0-27143, and are in agreement with the statements contained therein as they pertain to this firm. We also agree with the other statements of the registrant contained therein.

Sincerely,

/s/ Durland & Company, CPAs, P.A.
-------------------------------------
    Durland & COmpany, CPAs, P.A.